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                                                                   Exhibit 10(R)


                            CONQUEST INDUSTRIES, INC.
                           6400 West Gross Point Road
                              Niles, Illinois 60714

                                                                October 16, 1995

                               TRANSMITTAL LETTER

Dear Investor:

         You are one of the investors who purchased securities of Conquest Industries, Inc. (the "Company"), in connection with a private placement consummated in November 1994 (the "Private Placement"), in which Rickel & Associates, Inc. ("Rickel") acted as Placement Agent.

THE PRIVATE PLACEMENT

         Under the terms of the Private Placement, investors received, for each $25,000 invested, units of securities (the "Units"), each Unit consisting of:

                 (a) a $25,000 principal amount of 10% convertible promissory note of the Company due October 1, 1996 (the "Old Notes"); and

                 (b) upon conversion of the Old Notes into shares of Company Common Stock, the right to receive redeemable common stock purchase warrants (the "Conversion Warrants") entitling the holder to purchase 500 shares of the Company's common stock (the "Common Stock"), at an exercise price of $11.75 per share through June 20, 1999 (the number of shares issuable upon exercise of the Conversion Warrants and the exercise price per Conversion Warrant have been adjusted to reflect a one-for-ten reverse split of the Common Stock which occurred in November 1994.)

         An aggregate of $2,737,500 of Old Notes, representing 109.5 Units were sold in the Private Placement.

         The Old Notes are currently convertible into shares of Company Common Stock (the "Conversion Shares") at a conversion price per share equal to 80% of the closing bid price of the Company's publicly traded Common Stock on each date a holder of Old Notes advises the Company of his or its intention to convert all or any portion of their Old Notes. At September 29, 1995, the closing bid price of the Company's Common Stock, as traded on The Nasdaq SmallCap Market ("Nasdaq") was $1.75 per share. Accordingly, if Old Notes were converted on such date, the conversion price would be $1.40 per share, and if all $2,737,500 of Old Notes




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had been converted on September 29, 1995, an aggregate of 1,955,357 Conversion
Shares would be issued.

THE EXCHANGE OFFER

         In order to avoid the potential additional dilution resulting from periodic conversions of the Old Notes and the issuance of an undeterminable amount of Conversion Shares, the Company is offering to each investor holding Old Notes, an opportunity to exchange such Old Notes for an identical principal amount of the Company's 11% non-convertible notes due October 1, 1996 (the "New Notes").

         As an inducement to each holder of Old Notes to exchange such Old Notes for New Notes, the Company is offering to each electing to participate in such exchange:

         (i) a warrant, exercisable at any time through June 20, 1995, entitling the holder to purchase 0.02 shares of Company Common Stock at an exercise price of $5.00 per share (the "Warrants") for each $1.00 principal amount of Old Notes exchanged; and

         (ii) an amount in cash equal to $0.20 for each $1.00 principal amount of Old Notes exchanged for $1.00 principal amount of New Notes (the "Cash Payment").

         Under the terms of the proposed exchange offer of New Notes for Old Notes (the "Exchange Offer"), for each $25,000 principal amount of Old Notes exchanged for New Notes, the investor would receive:

         (a) Warrants entitling the investor to purchase an aggregate of 500 shares of Company Common Stock; and

         (b) $5,000 in Cash Payments.

         Assuming all $2,737,500 of Old Notes are exchanged for $2,737,500 of New Notes, the investors would receive an aggregate of 54,750 Warrants and $547,500 of Cash Payments.

         As you may know, the Company has filed a Registration Statement with the Securities and Exchange Commission (the "Commission"), pursuant to which the Company is: (i) registering for sale an aggregate of 1,750,000 shares of its Common Stock for the account of the Company; and (ii) registering for resale an aggregate of approximately 9,196,812 additional shares of Common Stock for the account of certain securityholders, including therein an estimated 2,281,250 Conversion Shares potentially issuable to holders of the Old Notes (assuming a conversion price of $1.20 per share). However, such Registration Statement also includes the indeterminable number of Conversion Shares (other than 2,281,250 shares) potentially issuable, depending on the closing bid price of the Company's Common Stock on the date a holder of Old Notes elects to so convert.

                                       -2-


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         In addition to registering ALL Conversion Shares potentially issuable upon conversion of Old Notes, the proposed Registration Statement also proposes to register the Warrants and shares of Common Stock issuable to holders of Old Notes who elect to exchange their Old Notes for New Notes. If ALL $2,737,500 of Old Notes are exchanged for $2,737,500 of New Notes, an aggregate of 54,750 registered Warrants entitling the holders to purchase, at $5.00 per share, 54,750 shares of Common Stock would be issued by the Company.

         To the extent that Old Notes are exchanged for New Notes, an applicable number of Conversion Shares will be de-registered, as they will no longer be potentially issuable.

         A copy of the Preliminary Prospectus of the Company included in Amendment No. 2 to the Company's Registration Statement is enclosed for you review with a copy of this letter.

         The Cash Payments to be made to holders of Old Notes electing to exchange such Old Notes for New Notes will be payable (i) to the extent of 50% thereof, on a date which shall be 20 days following the date that the Company's Registration Statement shall be declared effective by the Commission (the "Effective Date"), and (ii) the balance of 50% of such Cash Payments will paid on or before December 31, 1995.

         In addition to the Cash Payments to be made to holders of Old Notes electing to participate in the contemplated exchange, the Company will pay to Rickel & Associates, Inc. ("Rickel"), who is acting as agent for the Company in obtaining conversions of New Notes for Old Notes, a fee equal to $2,500 for each $25,000 principal amount of Old Notes exchanged for New Notes. Accordingly, if all Old Notes are exchanged for New Notes, Rickel shall be entitled to receive a maximum fee equal to $273,750. Such fee shall be payable to Rickel at the same time and in the same manner as the Cash Payments are made to investors participating in the exchange.

         ALL NEW NOTES ISSUED TO HOLDERS OF OLD NOTES ELECTING TO PARTICIPATE IN THE EXCHANGE WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WILL BE "RESTRICTED SECURITIES" (AS THAT TERM IS DEFINED IN THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES ACT).

         Accordingly, each holder of Old Notes who elects to exchange such Old Notes for New Notes will, pursuant to the "Election to Exchange" form annexed to this letter, represent to the Company that the New Notes will have been acquired for investment purposes only and not with a view to the distribution or resale thereof.

         EACH INVESTOR IS STRONGLY URGED TO REVIEW CAREFULLY THE ENCLOSED PRELIMINARY PROSPECTUS WHICH SETS FORTH A NUMBER OF SIGNIFICANT RISKS CONCERNING THE COMPANY, INCLUDING, WITHOUT LIMITATION, RECENT SIGNIFICANT LOSSES FROM OPERATIONS, SUBSTANTIAL CASH FLOW AND LIQUIDITY PROBLEMS, SUBSTANTIAL SECURED INDEBTEDNESS

                                       -3-


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WHICH IS SENIOR TO THE INDEBTEDNESS EVIDENCED BY THE OLD NOTES AND TO BE
EVIDENCED BY THE NEW NOTES, AND DEFAULTS UNDER CERTAIN FINANCIAL COVENANTS GRANTED TO THE COMPANY'S INSTITUTIONAL LENDER.

         IT SHOULD BE NOTED THAT THE ENCLOSED PRELIMINARY PROSPECTUS IS SUBJECT TO FURTHER REVIEW AND COMMENT BY THE STAFF OF THE COMMISSION. IN THE EVENT THAT SUCH REGISTRATION STATEMENT IS NOT DECLARED EFFECTIVE BY THE COMMISSION BY THE CLOSE OF BUSINESS ON NOVEMBER 13, 1995, THE COMPANY WOULD BE REQUIRED TO INCLUDE IN SUCH REGISTRATION STATEMENT AND RELATED PROSPECTUS THE AUDITED FINANCIAL STATEMENTS FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 1995. IF SUCH AUDITED FINANCIAL STATEMENTS ARE REQUIRED, THE EFFECTIVENESS OF THE REGISTRATION STATEMENT COULD BE SUBSTANTIALLY DELAYED.

         IN ADDITION TO THE ENCLOSED PRELIMINARY PROSPECTUS, EACH HOLDER OF OLD NOTES WILL RECEIVE A COPY OF THE FINAL PROSPECTUS, WHEN AND IF DECLARED EFFECTIVE BY THE COMMISSION.

         THE EXCHANGE OFFER CONTEMPLATED HEREBY WILL EXPIRE ON A DATE WHICH SHALL BE TEN (10) DAYS OF THE DATE OF YOUR RECEIPT OF THE FINAL PROSPECTUS; PROVIDED, THAT THE COMPANY MAY, AT ITS ELECTION, EXTEND THE EXPIRATION DATE OF THE EXCHANGE OFFER (THE "EXPIRATION DATE") TO 5:00 P.M. (NEW YORK TIME) ON DECEMBER 31, 1995.

PROCEDURE FOR EXCHANGING OLD NOTES FOR NEW NOTES

         AS INDICATED IN THE ATTACHED FORM ENTITLED "ELECTION TO EXCHANGE", THE COMPANY IS REQUESTING THAT EACH HOLDER OF OLD NOTES PROVIDE RICKEL WITH AN INDICATION OF WHETHER YOU INTEND TO EXCHANGE YOUR OLD NOTES FOR NEW NOTES PURSUANT TO THE TERMS OUTLINE ABOVE AND IN THE ENCLOSED PRELIMINARY PROSPECTUS.

         YOU ARE NOT REQUIRED TO EXECUTE THE ENCLOSED ELECTION TO EXCHANGE AND MAY ELECT NOT TO PARTICIPATE IN THE EXCHANGE OF THE OLD NOTES FOR NEW NOTES, CASH PAYMENTS AND WARRANTS DESCRIBED HEREIN.

         IN ADDITION, EVEN IF YOU ELECT TO EXECUTE AND RETURN TO RICKEL YOUR ELECTION TO PARTICIPATE IN THE EXCHANGE, YOU MAY RESCIND SUCH ELECTION WITHIN TEN (10) DAYS OF THE DATE OF YOUR RECEIPT OF THE FINAL PROSPECTUS. IN ORDER TO RESCIND SUCH ELECTION YOU MUST MAIL OR TELECOPY YOUR NOTICE OF RESCISSION OF ELECTION (attached as Exhibit "A" to

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your Election to Exchange) NOT LATER THAN TEN (10) DAYS FROM THE DATE OF RECEIPT
OF SUCH FINAL PROSPECTUS.

         THE COMPANY WILL ARRANGE TO MAIL OR DELIVER BY HAND TO EACH OF YOU THE FINAL PROSPECTUS ON OR IMMEDIATELY FOLLOWING THE EFFECTIVE DATE, AND WILL ALLOW AN ADDITIONAL THREE (3) BUSINESS DAYS FROM SUCH EFFECTIVE DATE TO INSURE TIMELY RECEIPT BY EACH OF YOU OF SUCH FINAL PROSPECTUS. ACCORDINGLY, IT IS ANTICIPATED THAT YOUR NOTICE OF RESCISSION MUST BE RECEIVED BY RICKEL APPROXIMATELY 13 DAYS AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

         HOLDERS OF OLD NOTES WHO DO NOT EXECUTE THE ELECTION TO EXCHANGE MAY DO SO FOLLOWING THEIR RECEIPT OF THE FINAL PROSPECTUS; PROVIDED THAT SUCH ELECTION TO EXCHANGE IS RECEIVED BY RICKEL WITHIN TEN (10) DAYS OF THE DATE OF YOUR RECEIPT OF THE FINAL PROSPECTUS.

         If you do not elect to participate in the exchange of Old Notes for New Notes contemplated hereby, you will retain your Old Notes and all rights and privileges associated with your investment in the Company will continue to be governed by the original terms outline in the Private Placement Memorandum. However, you will NOT be entitled to receive any Cash Payments or Warrants, and any such Warrants you may be entitled to receive upon conversion of all or any portion of your Old Notes will be at the original $11.75 per share exercise price.

                 A REGISTRATION STATEMENT RELATING TO THE CONVERSION SHARES AND THE WARRANTS HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. SUCH SECURITIES DESCRIBED HEREIN MAY NOT BE SOLD, NOR MAY OFFERS TO BUY THESE SECURITIES BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS LETTER SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

         If you have any further questions concerning the proposed Exchange Offer, please contact you Rickel representative.

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         We hope, after reviewing this letter and enclosed Preliminary
Prospectus, you elect to participate in the Company's Exchange Offer. Whether or not you elect to so participate, the Company appreciates your continued support of the Company, and will make every effort to reward your faith.

                                                 Very truly yours,

                                                 CONQUEST INDUSTRIES INC.

                                                 By:____________________________
                                                       Jerry Karlik, Chief
                                                         Financial Officer

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                              ELECTION TO EXCHANGE

Rickel & Associates, Inc.
875 Third Avenue
New York, New York 10022
Attn: Elliot Smith, Executive Vice President

Gentlemen:

         The undersigned acknowledges receipt of the Transmittal Letter of Conquest Industries Inc. (the "Company"), dated October 13, 1995. Unless otherwise defined, all capitalized terms used herein shall have the same meaning as are set forth in such Transmittal Letter.

         Subject at all times to (i) my irrevocable right to rescind this Election to Exchange in accordance with the procedures outlined in the Transmittal Letter, and (ii) compliance by the Company with its covenants and agreements set forth in the Transmittal Letter, including the timely payment to me of appropriate amount of Cash Payments and issuance of Warrants which are registered under the Securities Act, I hereby agree as follows:

1. Election to Exchange. The undersigned, as the record owner of $________ principal amount of Old Notes, hereby agrees to exchange all of the above-referenced Old Notes for a like principal amount of New Notes.

2. Additional Consideration. In addition to its delivery of New Notes, the Company will deliver to me, in the manner set forth in the Transmittal Letter, Cash Payments equal to $0.20 for each $1.00 principal amount of Old Notes exchanged and Warrants entitling the undersigned to purchase 0.02 shares of Common Stock, $.001 par value per share, of the Company for each $1.00 principal amount of Old Notes exchanged for New Notes.

         Based upon the foregoing, the undersigned shall receive from the Company, for each $25,000 principal amount of Old Notes exchanged:

                 (a) $25,000 principal amount of New Notes;

                 (b) Cash Payments aggregating $5,000, payable (i) $2,500 on a date which shall be 20 days following the Effective Date of the Company's Registration Statement, and (ii) $2,500 on or before December 31, 1995; and

                 (c) Warrants, expiring on June 20, 1999 to the extent unexercised, to purchase 500 shares of Company Common Stock at an exercise price of $5.00 per share. The number of shares of Common Stock issuable upon exercise of such Warrants shall be subject to adjustment pursuant to anti-dilution provisions

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         contained therein which shall be substantially identical to the terms outlined in the Private Placement Memorandum.

3. Failure to Perform. In the event that, for any reason, the Company fails or refuses to deliver the New Notes and other consideration outlined in Section 2 above, this Election to Exchange shall be deem null and void, ab initio, and shall be deemed of no further force or effect. In such event, all rights and benefits which the undersigned possesses under the Old Notes and pursuant to the terms of the Private Placement shall remain in full force and effect.

4. Representations of the Undersigned. The undersigned acknowledges that the New Notes being acquired in exchange for the Old Notes will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state; that absent an exemption from registration contained in those laws, the securities comprising the New Notes would require registration, and that the Company's reliance upon such exemption is based upon the undersigned's representations, warranties, and agreements contained herein.

         The undersigned further represents, warrants, and agrees as follows:

                 (a) The undersigned has carefully read the Company's Preliminary Prospectus and, when delivered, will carefully read the Company's Final Prospectus. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the business, financial conditions and prospects of the Company and terms and conditions of the Exchange Offer, and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the risks of a exchanging the Old Notes for New Notes pursuant to the Exchange Offer. The undersigned understands the content of the Preliminary Prospectus and the Transmittal Letter, and the undersigned has had the opportunity to discuss any questions regarding the same with his counsel or other advisor. Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Preliminary Prospectus and the Transmittal Letter. The undersigned has received no representations or warranties from the Company, its employees or agents in making his or her investment decision other than as set forth in the Preliminary Prospectus and Transmittal Letter.

                 (b) The undersigned is aware that the acquisition of the New Notes is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will receive repayment of such New Notes, when due, or otherwise realize any gain from this investment, and that the undersigned could lose the total amount of this investment. The undersigned has specifically reviewed the section in the Preliminary Prospectus entitled "Risk Factors" and will further review such section in the Final Prospectus, when received.

                 (c) The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this offering of the New Notes, or any recommendation or endorsement of this offering of the New Notes.

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                 (d) The undersigned is acquiring the New Notes for the
undersigned's own account, with the intention of holding the New Notes with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the New Notes, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

                 (e) The undersigned represents that he or she has adequate means of providing for his or her current needs and personal and family contingencies and the absence of liquidity in this investment in the New Notes is acknowledged and represents an acceptable risk to the undersigned. The undersigned has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

                 (f) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the New Notes indefinitely, or to afford a complete loss of his investment in the New Notes.

                 (g) The undersigned understands that the statutory basis on which the New Notes are being sold to the undersigned and others would not be available if the undersigned's present intention were to hold the New Notes for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Commission, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the New Notes (if applicable), and (if applicable) for which such New Notes may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Commission would then regard such sale as a sale for which the exemption from registration is not available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

                 (h) The undersigned represents that the consideration provided for this investment is either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management. The undersigned is purchasing the New Notes with the undersigned's consideration and not with the funds of any other person, firm, or entity and is acquiring the New Notes for the undersigned's account. No person other than the undersigned has any beneficial interest in the New Notes being purchased hereunder.

                 (i) The address shown above in this Election to Exchange is the undersigned's principal residence.

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                 (j) The undersigned has such knowledge and experience in
financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes.

                 (k) The undersigned acknowledges that the New Notes which the undersigned will receive will contain a legend substantially as follows:

                 THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR STATE LAWS.

The undersigned further acknowledges that a stop transfer order will be placed upon the certificates for the securities in accordance with the Securities Act. The undersigned further acknowledges that the Company is under no obligation to aid the undersigned in obtaining any exemption from registration requirements.

                 (l) The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned's representations contained in herein.

5. Rescission of Election to Convert. The undersigned acknowledges that this Election to Convert is subject to rescission at the sole and exclusive option of the undersigned in accordance with the procedures set forth in the Transmittal Letter, including execution by the undersigned of the NOTICE OF RESCISSION OF ELECTION annexed to the Transmittal Letter; receipt of which is acknowledged by the undersigned.

Dated: _________, 1995
                                              __________________________
                                              Print Full Name of Investor


                                              __________________________
                                              Signature of Investor

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Principal Amount of 10% Notes due October 1, 1996
Owned of record by the above Investor:     $_____________

Name of Investor: _______________________________________

Address: ________________________________________________

Number of Units Owned: __________________________________

                  NOTICE OF RESCISSION OF ELECTION TO EXCHANGE

To:      Rickel & Associates, Inc.
         875 Third Avenue
         New York, New York 10022
         Telecopier No: (212) 754-9636

Gentlemen:

         The undersigned hereby elects TO RESCIND his Election to Exchange $___________ principal amount of 10% convertible notes of Conquest Industries Inc. (the "Company") due October 1, 1996 ("Old Notes") for an identical principal amount of 11% non-convertible notes of the Company due October 1, 1996 (the "New Notes") pursuant to the Exchange Offer set forth in the Transmittal Letter of the Company dated October 13, 1995.

         Accordingly, the undersigned will NOT participate in such Exchange Offer and waives any rights to receive New Notes, Cash Payments or Warrants being offered in the Exchange Offer to holders of Old Notes who exchange same for New Notes.

                                Very truly yours,

Dated: _________, 1995
                                            ______________________________
                                                Print Full Name of Investor

                                            ______________________________
                                                Signature of Investor

Principal Amount of 10% Notes due October 1, 1996
Owned of record by the above Investor:       $_____________

Name of Investor: ________________________________________________________

Address: _________________________________________________________________

                            FORM OF 11% EXCHANGE NOTE

This Note has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under the provisions of any applicable state securities laws, but has been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the 1933 Act, and under any applicable state securities laws. This Note may not be sold, pledged, transferred or assigned except in a transaction which is exempt under provisions of the 1933 Act and any applicable state securities laws or pursuant to an effective registration statement; and in the case of an exemption, only if the Company has received an opinion of counsel satisfactory to the Company that such transaction does not require registration of this Note.

                            CONQUEST INDUSTRIES INC.

__________, 1995                                                        $_______

                      AMENDED AND RESTATED PROMISSORY NOTE

                 CONQUEST INDUSTRIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ______________________ or registered assigns (the "Holder"), on October 1, 1996 (the "Maturity Date"), at the principal offices of the Company, the principal sum of_________________ ($______) Dollars in such coin or currency of the United
States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal balance hereof at the rate of eleven (11%) percent per annum from 1995 until the Company's obligation with respect to the payment of such principal sum shall be discharged as herein provided. Interest shall be payable quarterly commencing January 1, 1996 and shall accrue and be payable in like coin or currency to the Holder hereof at the principal offices of the Company. In the event that for any reason whatsoever any interest or other consideration payable with respect to this Note shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of New York or the laws of any other state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the holder as security for the repayment of the principal amount hereof and shall otherwise be waived.

                 1.       Transfers of Note to Comply with the 1933 Act

                 The Holder agrees that this Note may not be sold, transferred, pledged, hypothecated or otherwise disposed of, in whole or in part, except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom the Note may legally be transferred without registration and without delivery of a current prospectus under the Securities Act of 1933, as amended (the "1933 Act") with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 1 with respect to any resale or other disposition of the Note; or (b) to any person who complies with the provisions of this Section 1 with respect to any resale or other disposition of the Note; or (c) to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

                 2.       Prepayment

                 The principal amount of this Note may be prepaid by the Company, in whole or in part without premium or penalty, at any time and from time to time. Upon any prepayment of the entire principal amount of this Note, all accrued but unpaid interest shall be paid to the Holder on the date of prepayment.

                 3.       Covenants of Company

                          (a) The Company covenants and agrees that, so long as
this Note shall be outstanding, the Company will:

                          (i) Promptly pay and discharge all lawful taxes,
assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property before same shall become a lien upon the Company's assets or property, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

                          (ii) Do or cause to be done all things
necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise;

                          (iii) At all times maintain, preserve, protect
and keep its property used and useful in the conduct of its business so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times;

                          (iv) Keep adequately insured, by financially
sound insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations; and

                          (v) At all times keep true and correct books,
records and accounts.

                 4.       Events of Default

                          (a)     This Note shall become due and payable
immediately upon any of the following events, herein called "Events of Default":

                                  (i) Default in the payment of the principal or
accrued interest on this Note, when and as the same shall become due and payable, whether by acceleration or otherwise;

                                  (ii) Default in the due observance or
performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, if such default shall continue uncured for 10 days after written notice, specifying such default, shall have been given to the Company by the Holder;

                                  (iii) Material default in the payment of any
principal or interest due in connection with any secured or institutional indebtedness now or hereafter due and owing by the Company;

                                  (iv) The entry of a final judgment,
arbitration award or order against the Company in an amount exceeding $100,000 which judgment remains unsatisfied for thirty (30) days after the date of such entry;

                                  (v) Application for, or consent to, the
appointment of a receiver, trustee or liquidator for the Company or of its property;

                                  (vi) Admission in writing of the Company's
inability to pay its debts as they mature;

                                  (vii) General assignment by the Company for
the benefit of creditors;

                                  (viii) Filing by the Company of a voluntary
petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or

                                  (ix) Entering against the Company of a court
order approving a petition filed against it under the federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 60 days.

                          (b)     The Company agrees that it shall give notice
to the Holder at his or her registered address, by certified mail, of the occurrence of any Event of Default within five (5) days after such Event of Default shall have occurred.

                          (c)     In case any one or more of the Events of
Default specified above shall happen or be continuing, the Holder may proceed to protect and enforce his or her right by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such Holder may have.

                 5.       Miscellaneous

                          (a)     This Note has been issued by the Company
pursuant to authorization of the Board of Directors of the Company.

                          (b)     The Company may consider and treat the person
in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. Subject to the limitations herein stated, the registered owner of this Note shall have the right to transfer this Note by assignment, and the transferee thereof shall, upon his or her registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owners shall take place upon presentation of this Note to the Company at its principal offices, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee shall notify the Company of such transfer and of his or her address, and shall submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

                          (c)     Payments of interest shall be made as
specified above to the registered owner of this Note. Payment of principal shall be made to the registered owner of this Note upon presentation of this Note after maturity. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

                          (d)     The Holder shall not, by virtue hereof, be
entitled to any rights of a stockholder of the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

                          (e)     Upon receipt by the Company of evidence
reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date. Any such new Note executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Note so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

                          (f)     This Note shall be construed and enforced in
accordance with the laws of the State of New York. The Company and the Holder hereby consent to the jurisdiction of the Courts of the State of New York and the United States District Courts situated therein in connection with any action concerning the provisions of this
Note instituted by the Holder against the Company.

                          (g)     No recourse shall be had for the payment of
the principal or interest of this Note against any incorporator or any past, present or future stockholder, officer, director, agent or attorney of the Company, or of any successor corporation, either directly or through the Company or any successor corporation, or otherwise, all such liability of the incorporators, stockholders, officers, directors, attorneys and agents being waived, released and surrendered by the Holder hereof by the acceptance of this Note.

                          (h)     The Company shall pay all costs and expenses
incurred by the Holder to enforce any of the provisions of this Note, including reasonable attorneys' fees and other expenses of collection.

                 6.       Replacement of Old Note

                          This Note replaces, amends and restates in its
entirety the 10% Convertible Promissory Note(s) due October 1, 1996 (the "Old Note(s)") issued in November 1994 by the Company to the current Holder in like aggregate principal amount (which Old Note(s) is deemed cancelled upon the Holder's receipt hereof), provided that this Note does not effect a novation of the obligations represented by the Old Note(s).

         IN WITNESS WHEREOF, CONQUEST INDUSTRIES INC., has caused this Note to be signed in its name by its duly appointed officer as of the date first set forth above.

ATTEST:                                        CONQUEST INDUSTRIES INC.

______________________                         By: ___________________________